SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2004

KVH Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28082	05-0420589

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

50 Enterprise Center, Middletown, Rhode Island 02842
(Address of principal executive offices) (Zip Code)

(401) 847-3327
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5: OTHER EVENTS
ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EX-1.1 UNDERWRITING AGREEMENT
EX-5.1 OPINION OF FOLEY HOAG LLP
EX-99.1 PRESS RELEASE

ITEM 5: OTHER EVENTS

     On February 10, 2004, we issued a press release announcing that we had priced our previously announced public offering. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference.

     The press release announced that we increased the size of the public offering from 2,250,000 shares of common stock to 2,750,000 shares, and that we had set the public offering price at $18.75 per share. We are offering all of the shares through a prospectus supplement and accompanying prospectus pursuant to our shelf registration statement, which was declared effective by the Securities and Exchange Commission on December 5, 2003, and a related registration statement that we filed today under Rule 462(b) under the Securities Act of 1933, as amended. Needham & Company, Inc. is acting as the sole book-running manager, and SG Cowen Securities Corporation is acting as the co-lead manager in this offering. Raymond James & Associates, Inc. and C.E. Unterberg, Towbin are acting as co-managers. We have also granted the underwriters a 30-day option to purchase up to an additional 412,500 shares of common stock solely to cover over-allotments, if any.

     We filed the final prospectus supplement relating to the public offering with the Commission earlier today. In connection with that filing, we are filing the related underwriting agreement as Exhibit 1.1 to this current report on Form 8-K and the legal opinion of Foley Hoag LLP as to the validity of the securities being registered as Exhibit 5.1 to this current report on Form 8-K.

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Number	Title

1.1	Underwriting Agreement dated February 9, 2004 by and among KVH Industries, Inc., Needham & Company, Inc., SG Cowen Securities Corporation, Raymond James & Associates, Inc. and C.E. Unterberg, Towbin

5.1	Opinion of Foley Hoag LLP

23.1	Consent of Foley Hoag LLP (included in Exhibit 5.1)

99.1	Press release of February 10, 2004 entitled “KVH Announces Pricing of Common Stock in Public Offering”

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KVH INDUSTRIES, INC.

By:	/s/ Patrick J. Spratt

Patrick J. Spratt
Chief Accounting and Financial Officer

Date: February 10, 2004